Exhibit 10.3

AMENDMENT

TO

DANCE BIOPHARM INC.

2009 EQUITY INCENTIVE PLAN

Dated: December 10, 2013

This Agreement amends the Dance Biopharm Inc. (formerly known as Dance Pharmaceuticals, Inc.) 2009 Equity Incentive Plan (the “Plan”). All capitalized terms not defined herein shall have the meanings set forth in the Plan.

R E C I T A L S

WHEREAS, Section 2(b) of the Plan grants to the Board of Directors (“Board”) of Dance Biopharm Inc. (the “Company”) the right to amend the Plan from time to time, subject to stockholder approval of certain amendments; and

WHEREAS, the Board desires to amend the Plan in the manner hereinafter provided, subject to approval by the Company’s stockholders.

NOW THEREFORE, the Plan is hereby amended as follows:

1. Amendment.

1.1 Section 3(a) of the Plan is amended and restated in its entirety as follows:

“(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock of the Company that may be issued pursuant to Stock Awards under the Plan shall not exceed then million (10,000,000) shares.”

1.2 Section 3(c) of the Plan is amended and restated in its entirety as follows:

“(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options under the Plan shall not exceed ten million (10,000,000) shares.”

1.3 Section 4(c) of the Plan is amended to remove the following from the end of the paragraph: “, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions”.

2. No Other Changes. Except as set forth herein, the Plan shall remain in full force and effect without modification

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above written as evidence of its adoption by the Company.

DANCE BIOPHARM INC.

By:	/s/ Samantha Miller
	Name:	Samantha Miller
	Title:	Chief Business Officer